SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2019

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on or about March 26, 2018, Skinvisible, Inc. (“Parent” or “Skinvisible”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin”), and Quoin Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provided that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Quoin (the “Merger”), with Quoin surviving the Merger as a wholly-owned subsidiary of Skinvisible.

Concurrently with the entry into the Merger Agreement, Terry Howlett (Chief Executive Officer of Parent) and Doreen McMorran (Vice President, Business Development & Marketing of Parent) along with Michael Myers (Chief Executive Officer of the Company) and Denise Carter (Chief Operating Officer of the Company) have executed lock-up agreements (the “Lock-Up Agreements”) relating to sales and certain other dispositions of shares of Common Stock or certain other securities for a period of 180 days after the Closing of the Merger.

In addition, the Merger Agreement also provided that Quoin will execute an agreement with Mr. Howlett, Ms. McMorran and Dr. Roszell (the “Parent Related Party Agreement”) which will provide that within 180 days after the Closing Date the remaining Parent Related Party Indebtedness shall be converted, at the sole election of Quoin, into cash or shares of Quoin Common Stock which are not subject to any contractual restrictions or vesting requirements.

Mr. Howlett and Ms. McMorran have also entered into a Voting and Support Agreement (the “Voting Agreement”), pursuant to which such shareholders have agreed, among other things, to vote all of their Common Shares in favor of the approval of the Merger Agreement at the special meeting of the Parent’s shareholders called to approve the Merger Agreement.

On October 17, 2019, Skinvisible entered into a Termination and Release Agreement with Quoin to terminate the Merger Agreement and the aforementioned ancillary agreements and to release each other from liability. The Merger Agreement had a break-up fee of $300,000 payable by Skinvisible upon certain events. The parties decided to be responsible for their own costs and the Termination Agreement specifically voids the break-up fee.

A copy of the Termination and Release Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On October 17, 2019, Skinvisible entered an Exclusive License Agreement in the ordinary course of business with Quoin pursuant to which Skinvisible granted to Quoin a license to certain patents for the development of products for commercial sale. In exchange for the license, Quoin agreed to pay to Skinvisible a license fee of $1,000,000 (the “License Fee”) and a single digit royalty interest of all net sales on the licensed products subject to adjustment in certain situations. The agreement also requires that Quoin make certain milestone payments to Skinvisible upon achieving regulatory approval milestones for certain drug products.

The agreement will terminate, among other things, 50% of the license fee is not paid by December 31, 2019 and if the full License Fee is not paid by March 31, 2020.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement for Termination and Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett
Chief Executive Officer

Date: October 22, 2019

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